                                                                      EXHIBIT 23

                         CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Suiza Foods Corporation's previously filed Registration Statements as follows:

FORM    REGISTRATION NUMBER             AMENDED BY
----    -------------------             ----------
S-3          333-45749        Pre-Effective Amendment No. 1
S-3          333-13119        Post-Effective Amendment No. 2
S-3          333-29207        Post-Effective Amendment No. 1
S-3          333-34133
S-3          333-56613
S-3          333-69627
S-3          333-70235
S-3/A        333-45749
S-3/A        333-69627
S-4          333-29741        Post-Effective Amendment No. 1
S-4          333-46519
S-4/A        333-46519
S-8          333-11185
S-8          333-28019
S-8          333-28021
S-8          333-41353
S-8          333-50013
S-8          333-55969
S-8          333-68319

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
March 22, 1999